Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No : M90367663E

Tel: (65) 6227 5428

10 Anson Road #20-16 International Plaza Singapore 079903

Website : www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of MingZhu Logistics Holdings Ltd. (collectively, the “Company”) in the Registration Statement on Form F-3 of our audit report dated May 15, 2025 (the “Audit Report”), which covers the consolidated financial statements of the Company as of and for the years ended December 31, 2023 and 2022, included in its Annual Report on Form 20-F originally filed with the Securities and Exchange Commission on May 15, 2024 and reissued on May 15, 2025.

Our audit report includes an explanatory paragraph indicating that we were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the effects of the reverse stock split of the Company’s ordinary shares as described in Note 21. Accordingly, we did not express an opinion or any other form of assurance with respect to those adjustments. Those adjustments were audited by Li CPA LLC.

/s/ Audit Alliance LLP
Audit Alliance LLP
Singapore
July 1, 2025

Registered Office: 10 Anson Road #20-16 International Plaza Singapore 079903